Exhibit 10.1

Olin
190 Carondelet Plaza, Suite 1530
Clayton, MO 63105-3443

December 5, 2024

Dear Dana,
In light of your decision to retire by the end of 2025, following discussions with the Compensation Committee, the Committee has approved a revision to your original retention agreement to incentivize you to remain with the Company through 2025 to ensure a seamless transition to your successor.
The original Retention vesting schedule for your Retention Bonus ($1,000,000) was as outlined below:
•10% will vest on July 1, 2024 (Vested and paid)
•20% will vest on January 1, 2025
•30% will vest on July 1, 2025
•40% will vest on January 1, 2026.
Your eligibility was defined to be contingent on your continued employment through each vesting period.

Event	Actor	Impact on Retention
Termination without Cause	Company	Immediately vests in full; paid in 30 days
Termination for Cause	Company	No further vesting/payment
Termination	Employee	No further vesting/payment (See revision below)
Death/Disability	N/A	Immediately vests in full; paid as soon as practicable
Change in Control	Company	Immediately vest in full; paid in connection with closing of the transaction
The table above summarizes treatment of the Retention Bonus following termination of employment in various scenarios and is qualified entirely by the terms of the Retention Agreement.
The revision approved by Olin’s Compensation Committee is as follows:
•If you work continuously through July 31, 2025 and continue to provide full support to the successful transition of your successor, and
•Remain “on call” to the Company through December 31, 2025 - the full amount of your retention bonus will vest as normal and be paid to you within 30 days of each vesting date. This includes the 40% that will vest on January 1, 2026.
•All other provisions of the original retention agreement signed by you remain in effect.

If you agree to the terms of this revision to your retention agreement, please sign and date this letter and return it to Valerie Peters no later than January 3, 2025.

Regards,                                Agreed:

/s/ Ken Lane                                /s/ Dana O’Brien

President, & CEO                            Dana O’Brien, SVP & CLO